                               SECURITY AGREEMENT

     SECURITY AGREEMENT (this "Agreement"), dated as of February 6, 2003, by and among iDial Networks,  Inc., a Nevada corporation  ("Company"),  and the secured parties signatory hereto and their respective endorsees, transferees and assigns
(collectively, the "Secured Party").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Securities Purchase Agreement, dated the date hereof between  Company and the Secured Party (the "Purchase  Agreement"),  Company has
agreed  to issue to the  Secured  Party  and the  Secured  Party  has  agreed to purchase from Company certain of Company's 12% Secured  Convertible  Debentures, due one year from the date of issue (the  "Debentures"),  which are  convertible into shares of Company's  Common  Stock,  par value $.005 per share (the "Common
Stock"). In connection therewith,  Company shall issue the Secured Party certain
Common  Stock  purchase  warrants  dated as of the date hereof to  purchase  the number of shares of Common Stock  indicated  below each Secured  Party's name on the Purchase Agreement (the "Warrants"); and

     WHEREAS,  in order to induce the Secured Party to purchase the  Debentures,
Company has agreed to execute and  deliver to the Secured  Party this  Agreement for the  benefit  of the  Secured  Party  and to  grant  to it a first  priority security  interest in certain  property of Company to secure the prompt payment, performance  and  discharge  in full of all of Company's  obligations  under the
Debentures and exercise and discharge in full of Company's obligations under the
Warrants.

     NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable  consideration,  the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Certain Definitions.  As used in this Agreement,  the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as
     "general  intangibles" and "proceeds")  shall have the respective  meanings given such terms in Article 9 of the UCC.

     (a)  "Collateral"  means  the  collateral  in which  the  Secured  Party is granted a security  interest by this Agreement and which shall include the  following,  whether  presently  owned or  existing  or  hereafter acquired or coming into  existence,  and all additions and  accessions thereto  and  all  substitutions  and  replacements  thereof,  and all
          proceeds,   products  and   accounts   thereof,   including,   without
          limitation,  all proceeds from the sale or transfer of the  Collateral and  of  insurance  covering  the  same  and  of any  tort  claims  in connection therewith:

          (i)  All Goods of the Company,  including,  without  limitations,  all machinery,  equipment,  computers, motor vehicles, trucks, tanks, boats, ships, appliances,  furniture,  special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever  situated,  together  with all documents  of title and  documents  representing  the  same,  all additions and  accessions  thereto,  replacements  therefor,  all parts therefor,  and all substitutes for any of the foregoing and all other items used and useful in connection  with the Company's
               businesses  and  all  improvements  thereto  (collectively,   the
               "Equipment"); and

          (ii) All Inventory of the Company; and

          (iii)All of the  Company's  contract  rights and general  intangibles, including,  without limitation,  all partnership interests, stock or other securities, licenses, distribution and other agreements,
               computer  software   development  rights,   leases,   franchises,
               customer lists,  quality control  procedures,  grants and rights, goodwill,  trademarks,  service marks, trade styles, trade names, patents, patent applications,  copyrights,  deposit accounts, and income tax refunds (collectively, the "General Intangibles"); and

          (iv) All Receivables of the Company including all insurance  proceeds, and  rights  to  refunds  or  indemnification  whatsoever  owing,
               together   with  all   instruments,   all   documents   of  title
               representing   any  of  the   foregoing,   all   rights   in  any
               merchandising,  goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each  Receivable,  including any right of stoppage in transit; and

          (v)  All of the Company's  documents,  instruments  and chattel paper, files,  records,  books of  account,  business  papers,  computer programs and the  products  and proceeds of all of the  foregoing
               Collateral set forth in clauses (i)-(iv) above.

     (b)  "Company"   shall   mean,   collectively,   Company  and  all  of  the
          subsidiaries  of Company,  a list of which is contained in Schedule A, attached hereto.

     (c)  "Obligations"  means  all  of the  Company's  obligations  under  this
          Agreement and the Debentures,  in each case,  whether now or hereafter existing,  voluntary or involuntary,  direct or indirect,  absolute or contingent,  liquidated or  unliquidated,  whether or not jointly owed with  others,  and  whether  or not  from  time to time  decreased  or extinguished and later decreased,  created or incurred, and all or any portion  of such  obligations  or  liabilities  that are paid,  to the extent  all or any  part of  such  payment  is  avoided  or  recovered directly  or  indirectly  from  the  Secured  Party  as a  preference, fraudulent  transfer or otherwise as such  obligations may be amended, supplemented, converted, extended or modified from time to time.

     (d)  "UCC" means the Uniform Commercial Code, as currently in effect in the
          State of New York.

2.   Grant of Security  Interest.  As an  inducement  for the  Secured  Party to purchase the  Debentures  and to secure the  complete  and timely  payment, performance  and  discharge  in full,  as the  case  may be,  of all of the
     Obligations, the Company hereby, unconditionally and irrevocably,  pledges, grants  and  hypothecates  to the  Secured  Party,  a  continuing  security interest  in,  a  continuing  first  lien  upon,  an  unqualified  right to possession and disposition of and a right of set-off against,  in each case to the fullest extent permitted by law, all of the Company's  right,  title and interest of whatsoever  kind and nature in and to the  Collateral  (the
     "Security Interest").

3.   Representations,  Warranties,  Covenants and Agreements of the Company. The
     Company  represents  and warrants to, and  covenants  and agrees with,  the
     Secured Party as follows:

     (a)  The Company has the requisite  corporate  power and authority to enter into  this  Agreement  and  otherwise  to  carry  out its  obligations thereunder. The execution,  delivery and performance by the Company of this  Agreement  and the filings  contemplated  therein have been duly authorized by all  necessary  action on the part of the Company and no further action is required by the Company.  This Agreement constitutes a legal,  valid and binding  obligation of the Company  enforceable in accordance with its terms,  except as enforceability may be limited by bankruptcy,  insolvency,  reorganization,  moratorium  or similar laws affecting the enforcement of creditor's rights generally.

     (b)  The Company  represents  and warrants that it has no place of business or offices where its respective  books of account and records are kept
          (other  than   temporarily   at  the  offices  of  its   attorneys  or
          accountants) or places where  Collateral is stored or located,  except as set forth on Schedule A attached hereto;

     (c)  The  Company  is  the  sole  owner  of  the  Collateral   (except  for
          non-exclusive  licenses  granted by the Company in the ordinary course of  business),  free  and  clear  of any  liens,  security  interests, encumbrances,  rights or claims,  and is fully authorized to grant the
          Security  Interest  in and to pledge the  Collateral.  There is not on file in any governmental or regulatory authority,  agency or recording office an effective financing statement,  security agreement,  license or  transfer or any notice of any of the  foregoing  (other than those that have been filed in favor of the  Secured  Party  pursuant to this
          Agreement)  covering or affecting  any of the  Collateral.  So long as this Agreement  shall be in effect,  the Company shall not execute and shall not knowingly  permit to be on file in any such office or agency any such financing  statement or other document or instrument  (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

     (d)  No part of the Collateral has been judged invalid or unenforceable. No written claim has been  received that any  Collateral or the Company's use of any  Collateral  violates the rights of any third party.  There has been no  adverse  decision  to the  Company's  claim of  ownership
          rights  in  or  exclusive   rights  to  use  the   Collateral  in  any
          jurisdiction  or to the  Company's  right  to keep and  maintain  such
          Collateral  in full  force  and  effect,  and  there is no  proceeding involving  said  rights  pending  or,  to the  best  knowledge  of the
          Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

     (e)  The  Company  shall at all times  maintain  its books of  account  and records  relating to the Collateral at its principal place of business and its  Collateral  at the locations set forth on Schedule A attached hereto  and may not  relocate  such books of  account  and  records or tangible  Collateral  unless it delivers to the Secured Party at least
          30 days prior to such relocation (i) written notice of such relocation and the new location  thereof (which must be within the United States)
          and (ii)  evidence that  appropriate  financing  statements  and other necessary  documents have been filed and recorded and other steps have been taken to perfect the Security  Interest to create in favor of the
          Secured Party valid,  perfected and continuing first priority liens in the Collateral.

     (f)  This Agreement  creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the
          Obligations and, upon making the filings  described in the immediately following  sentence,  a perfected first priority  security interest in such  Collateral.  Except for the filing of  financing  statements  on
          Form-1 under the UCC with the  jurisdictions  indicated on Schedule B, attached  hereto,  no  authorization  or approval of or filing with or notice to any  governmental  authority or regulatory  body is required either (i) for the grant by the Company of, or the  effectiveness  of, the Security  Interest  granted hereby or for the execution,  delivery and  performance  of this  Agreement  by the  Company  or (ii) for the perfection  of or  exercise  by the  Secured  Party of its  rights and remedies hereunder.

     (g)  On the date of execution of this  Agreement,  the Company will deliver to the Secured Party one or more executed UCC financing  statements on
          Form-1  with  respect to the  Security  Interest  for filing  with the jurisdictions  indicated  on Schedule B,  attached  hereto and in such other jurisdictions as may be requested by the Secured Party.

     (h)  The  execution,  delivery and  performance  of this Agreement does not conflict  with or cause a breach or default,  or an event that with or without the passage of time or notice,  shall  constitute  a breach or default,  under any  agreement  to which the  Company is a party or by which the Company is bound. No consent (including, without limitation, from stock  holders or  creditors  of the Company) is required for the
          Company to enter into and perform its obligations hereunder.

     (i)  The  Company  shall at all  times  maintain  the  liens  and  Security
          Interest  provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured
          Party until this Agreement and the Security  Interest  hereunder shall terminate  pursuant to Section 11. The Company hereby agrees to defend the same against any and all persons.  The Company shall safeguard and protect all Collateral  for the account of the Secured  Party.  At the request of the Secured Party, the Company will sign and deliver to the
          Secured  Party at any time or from time to time one or more  financing statements  pursuant to the UCC (or any other  applicable  statute) in form  reasonably  satisfactory  to the Secured  Party and will pay the cost of filing the same in all public offices  wherever  filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations  provided for herein.  Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts  necessary to maintain the  Collateral  and the Security
          Interest  hereunder,  and the Company  shall obtain and furnish to the
          Secured Party from time to time,  upon demand,  such  releases  and/or subordinations  of claims and liens  which may be required to maintain the priority of the Security Interest hereunder.

     (j)  The Company will not transfer, pledge, hypothecate,  encumber, license
          (except  for  non-exclusive  licenses  granted  by the  Company in the ordinary course of business),  sell or otherwise dispose of any of the
          Collateral without the prior written consent of the Secured Party.

     (k)  The Company shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition,  repair and order and shall not operate  or locate any such  Collateral  (or cause to be  operated  or located) in any area excluded from insurance coverage.

     (l)  The  Company  shall,  within  ten  (10)  days of  obtaining  knowledge thereof,  advise the Secured Party promptly,  in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material  adverse  effect on the value of the
          Collateral or on the Secured Party's security interest therein.

     (m)  The Company  shall  promptly  execute and deliver to the Secured Party such  further  deeds,  mortgages,  assignments,  security  agreements, financing statements or other instruments, documents, certificates and assurances  and take such further action as the Secured Party may from time to time request and may in its sole  discretion deem necessary to perfect,  protect or enforce its security  interest in the  Collateral including,  without  limitation,  the  execution  and  delivery  of  a separate security agreement with respect to the Company's intellectual property  ("Intellectual  Property  Security  Agreement") in which the
          Secured  Party  has  been  granted  a  security  interest   hereunder,
          substantially  in a  form  acceptable  to  the  Secured  Party,  which
          Intellectual  Property  Security  Agreement,   other  than  as  stated
          therein, shall be subject to all of the terms and conditions hereof.

     (n)  The Company shall permit the Secured Party and its representatives and agents to inspect the  Collateral  at any time,  and to make copies of records  pertaining  to the  Collateral  as may  be  requested  by the
          Secured Party from time to time.

     (o)  The Company will take all steps  reasonably  necessary  to  diligently pursue and seek to preserve,  enforce and collect any rights,  claims, causes of action and accounts receivable in respect of the Collateral.

     (p)  The Company  shall  promptly  notify the Secured  Party in  sufficient detail upon becoming aware of any attachment,  garnishment,  execution or other legal process  levied against any Collateral and of any other information  received by the Company  that may  materially  affect the value of the  Collateral,  the  Security  Interest  or the  rights and remedies of the Secured Party hereunder.

     (q)  All  information  heretofore,  herein  or  hereafter  supplied  to the
          Secured  Party by or on  behalf of the  Company  with  respect  to the
          Collateral is accurate and complete in all material respects as of the date furnished.

     (r)  Schedule A attached hereto contains a list of all of the  subsidiaries of Company.

4.   Defaults. The following events shall be "Events of Default":

     (a)  The  occurrence of an Event of Default (as defined in the  Debentures)
          under the Debentures;

     (b)  Any  representation or warranty of the Company in this Agreement or in the Intellectual  Property Security Agreement shall prove to have been incorrect in any material respect when made;

     (c)  The  failure  by  the  Company  to  observe  or  perform  any  of  its
          obligations   hereunder  or  in  the  Intellectual  Property  Security
          Agreement  for ten (10) days after receipt by the Company of notice of such failure from the Secured Party; and

     (d)  Any breach of, or default under, the Warrants.

5.   Duty To Hold In Trust.  Upon the  occurrence of any Event of Default and at any time thereafter,  the Company shall, upon receipt by it of any revenue, income or other sums  subject to the  Security  Interest,  whether  payable pursuant to the  Debentures or  otherwise,  or of any check,  draft,  note, trade  acceptance or other  instrument  evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall  forthwith endorse and transfer any such sums or instruments,  or both, to the Secured
     Party for application to the satisfaction of the Obligations.

6.   Rights and Remedies Upon Default.  Upon  occurrence of any Event of Default and at any time  thereafter,  the  Secured  Party  shall  have the right to exercise all of the remedies conferred  hereunder and under the Debentures, and the Secured  Party shall have all the rights and  remedies of a secured party under the UCC and/or any other  applicable law (including the Uniform
     Commercial  Code  of any  jurisdiction  in  which  any  Collateral  is then located).  Without  limitation,  the Secured Party shall have the following rights and powers:

     (a)  The  Secured  Party  shall  have the right to take  possession  of the
          Collateral and, for that purpose,  enter,  with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be  placed  and  remove  the  same,  and the  Company  shall assemble the  Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the
          Company's  premises or  elsewhere,  and make  available to the Secured
          Party,  without  rent,  all of the Company's  respective  premises and facilities for the purpose of the Secured Party taking  possession of, removing or putting the Collateral in saleable or disposable form.

     (b)  The Secured  Party shall have the right to operate the business of the
          Company using the Collateral and shall have the right to assign, sell, lease  or  otherwise  dispose  of and  deliver  all or any part of the
          Collateral,  at public or private  sale or  otherwise,  either with or without special  conditions or stipulations,  for cash or on credit or for future  delivery,  in such  parcel or parcels  and at such time or times and at such place or places,  and upon such terms and conditions as the Secured  Party may deem  commercially  reasonable,  all without
          (except  as shall be  required  by  applicable  statute  and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company,  which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the
          Secured Party may, unless prohibited by applicable law which cannot be waived,  purchase all or any part of the Collateral  being sold,  free from and  discharged of all trusts,  claims,  right of redemption  and equities of the Company, which are hereby waived and released.

7.   Applications  of Proceeds.  The  proceeds of any such sale,  lease or other disposition of the  Collateral  hereunder  shall be applied  first,  to the expenses of retaking,  holding, storing, processing and preparing for sale, selling, and the like (including,  without limitation,  any taxes, fees and other costs  incurred in connection  therewith) of the  Collateral,  to the reasonable  attorneys'  fees and expenses  incurred by the Secured Party in enforcing its rights hereunder and in connection with  collecting,  storing
     and  disposing  of  the  Collateral,   and  then  to  satisfaction  of  the
     Obligations, and to the payment of any other amounts required by applicable law,  after  which the  Secured  Party shall pay to the Company any surplus
     proceeds.   If,  upon  the  sale,  license  or  other  disposition  of  the
     Collateral,  the proceeds  thereof are  insufficient  to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the  deficiency,  together  with interest  thereon,  at the rate of 15% per annum  (the  "Default  Rate"),  and the  reasonable  fees of any  attorneys employed by the Secured  Party to collect  such  deficiency.  To the extent permitted by  applicable  law, the Company  waives all claims,  damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral,  unless due to the gross negligence or willful misconduct of the Secured Party.

8.   Costs and Expenses. The Company agrees to pay all out-of-pocket fees, costs and expenses  incurred in connection  with any filing  required  hereunder,
     including  without  limitation,  any  financing  statements,   continuation
     statements,  partial releases and/or termination statements related thereto or any expenses of any searches  reasonably  required by the Secured Party.
     The  Company  shall  also pay all other  claims  and  charges  which in the reasonable  opinion  of the  Secured  Party  might  prejudice,  imperil  or otherwise  affect the  Collateral  or the Security  Interest  therein.  The
     Company will also, upon demand,  pay to the Secured Party the amount of any and all reasonable expenses,  including the reasonable fees and expenses of its counsel and of any  experts  and  agents,  which the Secured  Party may incur in connection with (i) the  enforcement of this  Agreement,  (ii) the custody  or  preservation  of, or the sale of,  collection  from,  or other realization  upon,  any  of  the  Collateral,  or  (iii)  the  exercise  or enforcement of any of the rights of the Secured Party under the Debentures.
     Until so paid, any fees payable  hereunder  shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

9.   Responsibility  for  Collateral.  The Company  assumes all  liabilities and responsibility  in connection with all  Collateral,  and the obligations of the Company  hereunder or under the Debentures and the Warrants shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

10.  Security  Interest  Absolute.  All  rights  of the  Secured  Party  and all
     Obligations of the Company hereunder,  shall be absolute and unconditional, irrespective  of:  (a)  any  lack of  validity  or  enforceability  of this
     Agreement,  the Debentures,  the Warrants or any agreement  entered into in connection  with the foregoing,  or any portion hereof or thereof;  (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the  Obligations,  or any other  amendment  or waiver of or any consent to any departure from the Debentures, the Warrants or any other agreement  entered into in connection with the foregoing;  (c)
     any exchange,  release or  nonperfection  of any of the Collateral,  or any release or amendment  or waiver of or consent to  departure  from any other collateral for, or any guaranty,  or any other security,  for all or any of the  Obligations;  (d) any action by the Secured  Party to obtain,  adjust, settle and cancel in its sole  discretion  any insurance  claims or matters made or  arising  in  connection  with  the  Collateral;  or (e) any  other circumstance  which  might  otherwise  constitute  any  legal or  equitable defense available to the Company,  or a discharge of all or any part of the
     Security  Interest  granted hereby.  Until the Obligations  shall have been paid and performed in full,  the rights of the Secured Party shall continue even if the  Obligations  are barred  for any  reason,  including,  without limitation,  the running of the statute of limitations  or bankruptcy.  The
     Company expressly waives presentment,  protest, notice of protest,  demand, notice of nonpayment and demand for  performance.  In the event that at any time any transfer of any Collateral or any payment  received by the Secured
     Party  hereunder  shall be  deemed by final  order of a court of  competent jurisdiction  to have been a voidable  preference or fraudulent  conveyance under the bankruptcy or insolvency  laws of the United States,  or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such  event,  the  Company's  obligations  hereunder  shall  survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement,  but shall remain a valid and binding  obligation  enforceable in accordance  with the terms and  provisions  hereof.  The Company waives all right to require the
     Secured  Party  to  proceed  against  any  other  person  or to  apply  any
     Collateral  which the  Secured  Party may hold at any time,  or to  marshal assets,  or to pursue any other  remedy.  The  Company  waives any  defense arising by reason of the  application  of the statute of limitations to any obligation secured hereby.

11.  Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments  under the  Debentures  have been made in full and all other  Obligations  have been  paid or  discharged.  Upon such termination,  the Secured  Party,  at the request and at the expense of the
     Company,  will join in executing any termination  statement with respect to any financing statement executed and filed pursuant to this Agreement.

12.  Power of Attorney; Further Assurances.

     (a)  The Company  authorizes  the  Secured  Party,  and does  hereby  make, constitute  and  appoint  it,  and its  respective  officers,  agents, successors  or  assigns  with  full  power  of  substitution,  as  the
          Company's  true and lawful  attorney-in-fact,  with power,  in its own name or in the name of the  Company,  to,  after  the  occurrence  and during the continuance of an Event of Default,  (i) endorse any notes,
          checks,   drafts,  money  orders,  or  other  instruments  of  payment
          (including  payments  payable  under or in  respect  of any  policy of insurance) in respect of the Collateral  that may come into possession of the  Secured  Party;  (ii) to sign and  endorse  any UCC  financing statement or any  invoice,  freight or express  bill,  bill of lading, storage or warehouse  receipts,  drafts against debtors,  assignments, verifications  and  notices in  connection  with  accounts,  and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens,  security interests or other encumbrances at any time levied or placed  on or  threatened  against  the  Collateral;  (iv) to  demand, collect,  receipt  for,  compromise,  settle and sue for monies due in respect of the Collateral;  and (v) generally, to do, at the option of the Secured Party, and at the Company's expense,  at any time, or from time to time,  all acts and  things  which  the  Secured  Party  deems necessary to protect, preserve and realize upon the Collateral and the
          Security  Interest  granted  therein  in order to effect the intent of this  Agreement,  the  Debentures  and the Warrants,  all as fully and effectually  as the Company might or could do; and the Company  hereby ratifies all that said attorney  shall lawfully do or cause to be done by virtue  hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

     (b)  On a continuing  basis, the Company will make,  execute,  acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction,  including,  without limitation, the jurisdictions  indicated on Schedule B, attached hereto,  all such instruments,  and take all such  action  as may  reasonably  be deemed necessary  or  advisable,  or as  reasonably  requested by the Secured
          Party,  to  perfect  the  Security   Interest  granted  hereunder  and
          otherwise to carry out the intent and purposes of this  Agreement,  or for  assuring  and  confirming  to the  Secured  Party  the  grant  or perfection of a security interest in all the Collateral.

     (c)  The Company  hereby  irrevocably  appoints  the  Secured  Party as the
          Company's attorney-in-fact, with full authority in the place and stead of the  Company and in the name of the  Company,  from time to time in the Secured Party's discretion,  to take any action and to execute any instrument  which the Secured Party may deem necessary or advisable to accomplish the purposes of this  Agreement,  including the filing,  in its  sole  discretion,  of  one  or  more  financing  or  continuation statements and amendments  thereto,  relative to any of the Collateral without the signature of the Company where permitted by law.

13.  Notices. All notices,  requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed  to have been duly  given  when (i) if  delivered  by hand,  upon receipt,  (ii) if sent by  facsimile,  upon  receipt  of proof  of  sending thereof,  (iii) if sent by nationally recognized overnight delivery service
     (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail,  return receipt  requested,  postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

      If to the Company:      iDial Networks, Inc.
                              10800 East Bethany Drive
                              Suite 380
                              Denver, Colorado 80014
                              Attention:  Mark T. Wood
                              Telephone:  281-465-3100
                              Facsimile:  281-292-8083

      With copies to:         Sichenzia Ross Friedman Ference LLP
                              1065 Avenue of the Americas, 21st Floor
                              New York, New York 10018
                              Attention:  Gregory Sichenzia, Esq.
                              Telephone:  (212) 930-9700
                              Facsimile:   (212) 930-9725
                              Email:  GSichenzia@srfllp.net

      If to the Secured Party:______________________________AJW Partners, LLC
                              AJW Offshore, Ltd.
                              AJW Qualified Partners, LLC
                              1044 Northern Boulevard
                              Suite 302
                              Roslyn, New York  11576
                              Attention:  Corey Ribotsky
                              Facsimile:  516-739-7115

                              With copies to:

                              Ballard Spahr Andrews & Ingersoll, LLP
                              1735 Market Street, 51st Floor
                              Philadelphia, Pennsylvania  19103
                              Attention:  Gerald J. Guarcini, Esq.
                              Facsimile:  215-864-8999

14.  Other  Security.  To the extent that the  Obligations  are now or hereafter secured  by  property  other  than  the  Collateral  or by  the  guarantee, endorsement  or property of any other person,  firm,  corporation  or other entity,  then  the  Secured  Party  shall  have  the  right,  in  its  sole discretion, to pursue,  relinquish,  subordinate,  modify or take any other action with respect thereto,  without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

15.  Miscellaneous.

     (a)  No course of dealing  between the Company and the Secured  Party,  nor any failure to exercise,  nor any delay in exercising,  on the part of the Secured Party,  any right,  power or privilege  hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial  exercise of any right,  power or  privilege  hereunder  or thereunder  preclude  any other or  further  exercise  thereof  or the exercise of any other right, power or privilege.

     (b)  All of the rights and  remedies of the Secured  Party with  respect to the Collateral,  whether established hereby or by the Debentures or by any other  agreements,  instruments  or  documents  or by law shall be cumulative and may be exercised singly or concurrently.

     (c)  This Agreement  constitutes  the entire  agreement of the parties with respect to the subject  matter hereof and is intended to supersede all
          prior   negotiations,   understandings  and  agreements  with  respect
          thereto.  Except  as  specifically  set  forth in this  Agreement,  no provision  of this  Agreement  may be modified or amended  except by a written agreement  specifically referring to this Agreement and signed by the parties hereto.

     (d)  In the  event  that  any  provision  of this  Agreement  is held to be invalid,  prohibited  or  unenforceable  in any  jurisdiction  for any reason,  unless such  provision is narrowed by judicial  construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid,  prohibited or unenforceable provision had been more narrowly drawn  so as not  to be  invalid,  prohibited  or  unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid,  prohibited or unenforceable in any jurisdiction,  such provision, as to such jurisdiction, shall be ineffective to the extent
          of  such   invalidity,   prohibition   or   unenforceability   without
          invalidating  the  remaining  portion of such  provision  or the other provisions  of this  Agreement  and without  affecting the validity or enforceability  of such  provision  or the  other  provisions  of this
          Agreement in any other jurisdiction.

     (e)  No waiver of any breach or default or any right  under this  Agreement shall be  considered  valid  unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right,  whether of the same or similar nature or otherwise.

     (f)  This Agreement  shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

     (g)  Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

     (h)  This Agreement  shall be construed in accordance  with the laws of the
          State of New York,  except to the extent the  validity,  perfection or enforcement  of a  security  interest  hereunder  in  respect  of  any particular  Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any
          New York State or United  States  Federal  court  sitting in Manhattan county  over any action or  proceeding  arising  out of or relating to this Agreement,  and the parties hereto hereby  irrevocably agree that all claims in respect of such  action or  proceeding  may be heard and determined in such New York State or Federal court. The parties hereto agree that a final judgment in any such action or proceeding  shall be conclusive and may be enforced in other  jurisdictions  by suit on the judgment or in any other manner  provided by law.  The parties  hereto further  waive any objection to venue in the State of New York and any objection to an action or  proceeding  in the State of New York on the basis of forum non conveniens.

     (i)  EACH PARTY HERETO  HEREBY AGREES TO WAIVE ITS  RESPECTIVE  RIGHTS TO A
          JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION  BASED UPON OR ARISING  OUT
          OF THIS  AGREEMENT.  THE SCOPE OF THIS  WAIVER IS  INTENDED  TO BE ALL
          ENCOMPASSING  OF ANY DISPUTES  THAT MAY BE FILED IN ANY COURT AND THAT
          RELATE  TO THE  SUBJECT  MATER OF THIS  AGREEMENT,  INCLUDING  WITHOUT
          LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL
          OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES
          THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO
          A BUSINESS  RELATIONSHIP,  THAT EACH PARTY HAS ALREADY  RELIED ON THIS
          WAIVER IN  ENTERING  INTO THIS  AGREEMENT  AND THAT  EACH  PARTY  WILL
          CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH
          PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER
          WITH ITS  LEGAL  COUNSEL,  AND  THAT  SUCH  PARTY  HAS  KNOWINGLY  AND
          VOLUNTARILY   WAIVES  ITS  RIGHTS  TO  A  JURY  TRIAL  FOLLOWING  SUCH
          CONSULTATION.    THIS   WAIVER   IS    IRREVOCABLE,    MEANING   THAT,
          NOTWITHSTANDING  ANYTHING  HEREIN  TO  THE  CONTRARY,  IT  MAY  NOT BE
          MODIFIED  EITHER ORALLY OR IN WRITING,  AND THIS WAIVER SHALL APPLY TO
          ANY SUBSEQUENT  AMENDMENTS,  RENEWALS AND SUPPLEMENTS OR MODIFICATIONS
          TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE
          FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (j)  This Agreement may be executed in any number of counterparts,  each of which when so executed  shall be deemed to be an original  and, all of which taken together shall  constitute one and the same Agreement.  In the event that any  signature is delivered by facsimile  transmission, such  signature  shall create a valid binding  obligation of the party executing  (or on whose behalf such  signature  is executed)  the same with the same force and effect as if such facsimile signature were the original thereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF,  the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

                              IDIAL NETWORKS, INC.

                              By:  _____________________________________
                                  Mark T. Wood
                                  Chief Executive Officer

                               AJW PARTNERS, LLC
                              By: SMS Group, LLC

                               By:  _____________________________________
                                  Corey S. Ribotsky
                                  Manager

                               AJW OFFSHORE, LTD.
                              By:  First Street Manager II, LLC

                               By:  _____________________________________
                                  Corey S. Ribotsky
                                  Manager

                              AJW QUALIFIED PARTNERS, LLC
                              By:  AJW Manager, LLC

                               By:  _____________________________________
                                  Corey S. Ribotsky
                                  Manager

                                   SCHEDULE A

Principal Place of Business of the Company:
------------------------------------------

10800 E. Bethany Dr. Suite 380, Denver, CO 80014

Locations Where Collateral is Located or Stored:
-----------------------------------------------

o     60 Hudson Suite 1215-217, NY, NY 10013

o     Sirius Telecom - Suite 800, 624 South Grand Avenue, Los Angeles,
      California 90017

o     2204 Timberloch Place Suite 224, The Woodlands, TX 77380

o     10800 E Bethany Suite 380, Denver, CO 80014

List of Subsidiaries of the Company:
-----------------------------------

o     IDNW Carrier Services, Inc. - Delaware Corp.

o     IDNW, Inc. - Delaware Corp.

o     Global Dollar, Inc. - Delaware Corp.

o     Dibz, Inc. - Delaware, Corp.

o     2Sendit, Inc. - Colorado Corp.

o     Adelant Telecom, Inc. - Nevada Corp.

                                   SCHEDULE B

Jurisdictions:
-------------

California

Colorado

New York

Texas